UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2011

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 4, 2011, the Sunstone Hotel Investors, Inc. (“Sunstone” or “Company”) held its Annual Meeting of Stockholders. The matters on which the stockholders voted, in person or by proxy, and the results of such voting, were as follows:

1)	Nomination and Election of Directors to serve until the next annual meeting and until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Robert A. Alter	102,103,022	3,576,287	0	2,830,828
Lewis N. Wolff	100,393,659	5,285,650	0	2,830,828
Z. Jamie Behar	105,246,185	433,124	0	2,830,828
Thomas A. Lewis, Jr.	104,222,147	1,457,162	0	2,830,828
Keith M. Locker	105,279,327	399,982	0	2,830,828
Keith P. Russell	101,459,789	4,219,520	0	2,830,828

2)	Ratification of the appointment of Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,286,343	182,900	40,894	0

3)	Advisory vote on the compensation of Sunstone’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,553,021	25,104,044	22,244	2,830,828

4)	Advisory vote on the frequency of holding an advisory vote on the compensation of Sunstone’s named executive officers:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
88,671,280	51,276	16,937,338	14,962	2,835,281

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 9, 2011	By:	/s/ John V. Arabia
John V. Arabia (Principal Financial Officer and Duly Authorized Officer)